Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, Mr. Zhou Xin, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ May Y. Wu May Y. Wu	Independent Director	December 23, 2008
/s/ Yunchang Gu Yunchang Gu	Independent Director	December 23, 2008
/s/ Jeffrey Zhijie Zeng Jeffrey Zhijie Zeng	Independent Director	December 23, 2008